CHIESA SHAHINIAN & GIANTOMASI PC
105 Eisenhower Parkway
Roseland, NJ 07068
Telephone (973) 325-1500
Fax (973) 325-1501
Sam Della Fera, Jr. (023701992)

Counsel to Terri Jane Freedman,
Assignee for the Benefit of Creditors of Shypdirect LLC

FILED

OCT 27 2023

Superior Court Chancery Division
Probate Part

In the Matter of the General Assignment for the Benefit of Creditors of SHYPDIRECT LLC, Assignor, to TERRI JANE FREEDMAN, Assignee.	SUPERIOR COURT OF NEW JERSEY CHANCERY DIVISION PROBATE PART - BERGEN COUNTY Docket No. P-436-21 On Assignment **ORDER APPROVING STIPULATION OF SETTLEMENT RESOLVING POTENTIAL AVOIDANCE CLAIMS AGAINST TRANSPORTATION AND LOGISTICS SYSTEMS, INC.**

THIS MATTER, having come before the Court by way of motion filed by Terri Jane Freedman, Assignee for the Benefit of Creditors of Prime EFS LLC (the "Assignee"), seeking entry of an order approving stipulation of settlement resolving potential avoidance claims against Transportation and Logistics Systems, Inc. (the "Motion"), and the Court having considered the relief requested in the Motion and the basis therefor and any arguments submitted in opposition thereto; and the Court finding that creditors and interested parties have been given good and sufficient notice of this assignment for the benefit of creditors; and for good cause shown;

IT IS on this 27th day of October, 2023,

ORDERED that the Motion be and hereby is granted in its entirety; and it is further

ORDERED that the Stipulation of Settlement Resolving Potential Avoidance Claims Against Transportation and Logistics Systems, Inc. dated as of September 28, 2023, annexed hereto as **Exhibit "A,"** be and hereby is, approved.

Darren T. DiBiase

THE HONORABLE DARREN T. DiBIASE, J.S.C.

4886-7740-4278.v1

CHIESA SHAHINIAN & GIANTOMASI PC
One Boland Drive
West Orange, NJ 07052
Telephone (973) 325-1500
Fax (973) 325-1501
Sam Della Fera, Jr. (023701992)
Counsel to Terri Jane Freedman,
Assignee for the Benefit of Creditors of Shypdirect LLC

In the Matter of the General Assignment for the Benefit of Creditors of SHYPDIRECT LLC, Assignor, to TERRI JANE FREEDMAN, Assignee.	SUPERIOR COURT OF NEW JERSEY CHANCERY DIVISION PROBATE PART - BERGEN COUNTY Docket No. P-436-21 On Assignment

STIPULATION OF SETTLEMENT RESOLVING POTENTIAL AVOIDANCE CLAIMS AGAINST TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND ORDER APPROVING THE SAME

This settlement agreement ("Agreement") is entered into as of ____, 2023 (the "Effective Date") by and between Terri Jane Freedman (the "Assignee"), Assignee for the Benefit of Creditors of Prime EFS LLC and Shypdirect LLC (together, the "Assignors"), and Transportation and Logistics Systems, Inc. and affiliates ("TLS", and together with the Assignors and Assignee, the "Parties").

Recitals

WHEREAS, pursuant to N.J.S.A. 2A:19, the Assignors filed separate Deeds of Assignment for the Benefit of Creditors, each on August 24, 2021, in the Chancery Division, Probate Part – Bergen County (the "Assignment Proceeding") and assigned their assets to the Assignee; and

WHEREAS, the Assignors have been identified by the Assignee as having made one or more pre-assignment transfers to TLS, which transfers the Assignee asserts may be recoverable as (i) property, or the value thereof, from the transferee or the entity benefitted thereby (see N.J.S.A. 2A:19-3); and/or (ii) fraudulent transfers (see N.J.S.A 25:2-25(b) and/or 2-27) (collectively, the "Transfers"); and

WHEREAS, the Assignee also analyzed and considered any and all additional claims the estate might have against TLS including but not limited to claims for recovery of any accounts receivable due to the Assignee or owed from TLS, sounding in alter ego or similar type claims, as well as any and all possible claims otherwise existing that these estates may have against TLS (the "Claims"); and

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WHEREAS, the Assignee made a full independent analysis of TLS's financial records with the assistance of her financial advisor, Vestcorp LLC; and

WHEREAS, the Assignee in connection with evaluating the Transfers and the Claims, received full cooperation in terms of access to books and records, and other requested financial records from TLS; and

WHEREAS, the Parties now desire to resolve all disputes between the Assignee and TLS with respect to the Transfers and the Claims for a payment of $50,000, in return for a full and final release of any and all claims; and

NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, THE PARTIES HEREBY COVENANT AND AGREE AS FOLLOWS:

1. **Recitals Incorporated**. The above Recitals are acknowledged by the Parties to be true and correct and are incorporated herein by reference.

2. **Payment**. TLS shall make payment to Assignee in the sum of $50,000.00 in a check made payable to "Terri Jane Freedman, Assignee for the Benefit of Creditors", and mailed to Trustee's counsel, Sam Della Fera, Esq., Chiesa, Shahinian & Giantomasi PC, 105 Eisenhower Parkway, Roseland, NJ 07068, on or before December 31, 2023 (the "Settlement Amount"). The settlement payment shall be allocated 50% to Prime EFS LLC and 50% to Shypdirect LLC.

3. **Effective Date**. This Stipulation is subject to Court approval and will be on notice to creditors. This Stipulation will become effective (the "Settlement Effective Date") upon the date this Stipulation is approved by order of the Court.

4. **Prejudice**. Assignee agrees that this Agreement is made with prejudice and without costs or attorneys' fees to any Party and no further or additional claims shall be brought against TLS once the Settlement Amount has cleared the Assignee's account.

5. **Mutual Release**. Except for any cause of action arising from a breach of this Agreement, the Parties hereby fully, forever, irrevocably and unconditionally RELEASE, REMISE AND DISCHARGE each other, their predecessors, successors, officers, directors, employees, corporation affiliates, subsidiaries, parent companies, attorneys, agents, and assigns, past, present or future, from and against any and all claims, losses, liabilities, obligations, debts, contracts, agreements, suits, demands, of every kind and nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which it ever had or now has against any other party to this Stipulation including but not limited to the Transfers, the Claims, and any and all potential claims arising out of or relating to N.J.S.A. 25:2-20 et al. (the Uniform Fraudulent Transfer Act) or claims of any nature that could have been brought by the Assignee. Assignee additionally releases, remises and discharges TLS, its predecessors, successors, officers, directors, employees, corporation affiliates, subsidiaries, parent companies, attorneys, agents, and assigns, past, present or future, in accordance with this Paragraph 5 on behalf of Assignors. This paragraph is intended to be interpreted and construed as broadly as possible.

6. **Jurisdiction**. The Chancery Division, Probate Part - Bergen County, New Jersey will retain exclusive jurisdiction to adjudicate matters arising under or in connection with this Stipulation.

7. **Entire Agreement**. This Stipulation constitutes the entire agreement between the Parties.

8. **No modification**. This Stipulation may not be modified or amended except in writing signed by all signatories hereto or their successors in interest.

9. **No Duress**. This Stipulation will be construed without regard to any presumption or other rule requiring construction against the party causing the document to be drafted. Each Party is entering into this Stipulation voluntarily, without duress, with the consultation and advice of their legal counsel, and with full understanding of its terms.

10. **Execution**. This Stipulation may be executed in separate counterparts, each of which will constitute an original, and all of which will constitute a single agreement. Each originally signed counterpart may be sent by facsimile or e-mail in PDF format.

11. **No Admission**. The Parties each agree that this Agreement is a settlement agreement and does not constitute an admission of any liability or wrongdoing on the part of any party to this Stipulation.

12. **Settlement Binding**. It being the intention of the Parties to fully resolve the Transfers and the Claims as well as any and all other rights or claims owned by the Assignee against TLS. Once approved by the Court, this Settlement shall become binding not only on the parties hereto, but on those estates, and also on any successor to the Assignee, the Assignors, and TLS in this proceeding or any subsequent insolvency or bankruptcy proceeding, including, without limitation, on any Chapter 7, Chapter 11, or Chapter 13 trustee.

13. **Negotiations**. In the negotiations leading up to the execution of this Stipulation, the Parties have had sufficient time to consider all terms and provisions of this Stipulation and the alternatives to this Stipulation, during which time the Parties have been represented by counsel. Each of the Parties has had an equal opportunity to negotiate, review, edit and comment on drafts of this Stipulation. As a result, the terms and provisions of this Stipulation will not be construed more or less favorably for or against any of the Parties. The Parties submit that they are entering into this Stipulation for the benefit of the consideration described herein.

14. **Miscellaneous**. This Agreement shall be binding upon and inure to the benefit of Assignee and TLS and their respective predecessors, successors, officers, directors, employees, corporate affiliates, subsidiaries, parent companies, attorneys, agents, and assigns, past, present or future. This Agreement shall be construed and

enforced according to the laws of the State of New Jersey without regard to conflicts of law doctrines. No provision of this Agreement can be amended, modified, supplemented or waived, except by a written agreement signed by Assignee and the duly authorized officers of TLS. This Agreement constitutes the entire agreement of Assignee and TLS with respect to the subject matter hereof. If any provision of this Agreement is held, determined, or adjudicated to be invalid, unenforceable or void for any reason, each such provision shall be severed from the remaining provisions of the Agreement, and shall not affect the validity and enforceability of such remaining provisions.

15. **Attorneys' Fees.** The Parties shall bear their own costs and attorneys' fees incurred in connection herewith.

IN WITNESS WHEREOF, the Parties, each by persons duly authorized, have caused this Agreement to be as of the day and year provided above.

By: [signature] TERRI JANE FREEDMAN Assignee for the Benefit of Creditors of Prime EFS LLC and Shypdirect LLC	ON BEHALF OF TLS By: [signature] Printed Name: Sebastian Giordano Title: CEO Date: 9/27/23
Date: September 28, 2023	Dated: September 27, 2023